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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

American Homes 4 Rent
Agoura Hills, CA

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-11 of our report dated March 26, 2014, relating to the consolidated financial statements and schedule of American Homes 4 Rent which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Los Angeles, CA
April 1, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm